As filed with the Securities and Exchange Commission on December 1,
     1998.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                           ---------------------------

                                GOLD RESERVE INC.
             (Exact name of registrant as specified in its charter)


     YUKON TERRITORY, CANADA                            NONE
     (State of incorporation                            (IRS Employer
     or organization)                                   Identification No.)

                         601 WEST RIVERSIDE, SUITE 1940
                            SPOKANE, WASHINGTON 99201
               (Address of principal executive offices) (Zip Code)

      If this form relates to the registration of a class of      If this form relates to the registration of a class of
      securities pursuant to Section 12(b) of the Exchange Act    securities pursuant to Section 12(g) of the Exchange
      and is effective pursuant to General Instruction A.(c),     Act and is effective pursuant to General Instruction
      please check the following box.| |                          A.(d), please check the following box. |X|


     Securities to be registered pursuant to Section 12(b) of the Act:  None


     Securities to be registered pursuant to Section 12(g) of the Act:

               Title of each class                    Name of each exchange on which
               to be so registered                    each class is to be registered
               ----------------------                 -------------------------------
      CLASS A COMMON SHARES, NO PAR VALUE PER SHARE      NASDAQ SMALL CAP SYSTEM
                                                         THE TORONTO STOCK EXCHANGE

      RIGHTS TO PURCHASE CLASS A COMMON SHARES           NASDAQ SMALL CAP SYSTEM
                                                         THE TORONTO STOCK EXCHANGE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   GOLD RESERVE INC.


     Date:  June 10, 1999          By:  /s/ Robert A. McGuinness
                                        ------------------------------
                                        Robert A. McGuinness
                                        Vice President of Finance and
                                        Chief Financial Officer